Exhibit 10.24

November 21, 2002

Union Bank of California, N.A.,
as Administrative Agent and Lender

445 South Figueroa Street

Los Angeles, California 90071

Attention:	John C. Kase, Vice President
& Senior Credit Executive

Re:                               First Amendment to Amended and Restated Revolving Credit Agreement

Ladies and Gentlemen:

We refer to the Amended and Restated Revolving Credit Agreement dated as of September 27, 2002 (the “Credit Agreement”) among THQ Inc. (the “Borrower”), Union Bank of California, N.A. as sole lender (the “Lender”), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Agent”) for the Lender, as syndication agent and as arranger.  Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated by reference herein.

1.             Effective as of the date of this letter amendment but subject to satisfaction of the conditions precedent set forth in paragraph 3, Section 6.2(g) of the Credit Agreement is hereby amended by deleting the amount “$25,000,000” in clause (v) of the proviso and substituting “$50,000,000.”

2.             The Borrower hereby represents and warrants for the benefit of the Lender and the Agent that (a) the representations and warranties contained in the Credit Documents are correct in all material respects on and as of the date of this letter amendment, before and after giving effect to the same, as if made on and as of such date, with the exception that the references in Section 5.5 of the Credit Facility to “June 30, 2002” shall be replaced by “September 30, 2002” and the reference to “6-month fiscal period” shall be replaced by “9-month fiscal period”, and (b) no event has occurred and is continuing, or would result from the effectiveness of this letter amendment, that constitutes a Default.

3.             This letter amendment shall become effective when the Agent has received a fee of $2,500 and this letter amendment, duly executed by the Borrower and the Lender.

Union Bank of California, N.A.,
November 21, 2002

4.             On and after the effective date of this letter amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this letter amendment.  The Credit Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this letter amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

5.             This letter amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

[THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY.]

6.             THIS LETTER AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES THEREOF.

Very truly yours,

THQ INC.

By:	/s/ Fred Gysi
Fred Gysi
Senior Vice President,
Finance & Administration

Agreed as of the date first written above:

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent and Lender

By:	/s/ John C. Kase
John C. Kase
Vice President &
Senior Credit Executive